Exhibit 99.1

FOR IMMEDIATE RELEASE

Alpha Natural Resources Adjusts Central Appalachia Coal Production

BRISTOL, Va., February 3, 2012—Alpha Natural Resources, Inc. (NYSE: ANR) today announced that coal production will be reduced at certain mines in the Central Appalachia region due to market conditions that have decreased coal demand.

Alpha subsidiaries in Kentucky and West Virginia will idle four mines immediately and two others between now and early 2013, while several other mines will alter work schedules or reduce the number of production crews. Altogether 10 mining operations are affected, four in eastern Kentucky and six in southern West Virginia.

When completed, the adjustments are expected to reduce annual coal production by approximately 4.0 million tons, most of which originates on the CSX rail system. The total includes approximately 2.5 million tons of thermal coal and 1.5 million tons of lower quality, high-volatility metallurgical coal. Eastern Kentucky operations will scale back thermal coal production by about 1.5 million tons while the remaining reductions will occur in southern West Virginia.

Management and human resources personnel at the affected Alpha subsidiaries have met with their employees to outline potential relocation opportunities at other operations with unfilled vacancies along with wage and benefit continuation plans. Alpha expects that, once the available transfer opportunities are filled, approximately 320 employees at affiliated mining companies will be displaced within the next few weeks.

“A business decision like this is so difficult because it impacts people and their families, but adverse market conditions left us no choice,” said Kevin Crutchfield, Alpha’s CEO. “Several mines are encountering weak demand for their products. We examined all options but in the end these operations had to do what was necessary to preserve a sustainable business plan in a challenging environment. In the days ahead, we will be examining all aspects of costs across our entire value chain, including cost reduction reviews with all key stakeholders.”

Alpha’s Central Appalachian businesses are seeing more electric utilities switch from thermal coal to natural gas to take advantage of gas prices at 10-year lows. A series of federal regulatory actions also have prompted utilities to implement plans for shutting down a number of generating stations that have traditionally run on coals sourced from Central Appalachia. Alpha is in the process of evaluating the financial statement treatment and impact of the actions announced today, and plans to give further updates on the production adjustments and its outlook for the thermal and metallurgical coal markets during its earnings conference call scheduled for February 24.

“Tremendous credit goes to these miners and support personnel who worked diligently, day after day, to safely and productively supply coal to our customers,” said Kurt Kost, Alpha’s president in charge of the company’s mining operations. “We’re going to do everything we can to help transition these employees who have been so dedicated to their jobs. All employees will receive consideration for other job openings within the Alpha family of companies. We’re also seeking the cooperation and involvement of state employment officials and identifying employment opportunities with other coal producers in the area.”

About Alpha Natural Resources
Alpha Natural Resources is one of America's premier coal suppliers with coal production capacity of greater than 120 million tons a year.  Alpha is the nation's leading supplier and exporter of metallurgical coal used in the steel-making process and is a major supplier of thermal coal to electric utilities and manufacturing industries across the country.  The company, through its affiliates, employs approximately 14,000 people and operates approximately 150 mines and 33 coal preparation facilities in Appalachia and the Powder River Basin.  More information about Alpha can be found on the company’s Web site at www.alphanr.com.

Investor Contact
Todd Allen, CFA
Vice President, Investor Relations
276-739-5328
tallen@alphanr.com

Media Contact
Ted Pile
Vice President, Corporate Communications
(276) 623-2920
tpile@alphanr.com

Forward Looking Statements
This news release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Alpha’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	worldwide market demand for coal, electricity and steel;
•	global economic, capital market or political conditions, including a prolonged economic recession in the markets in which we operate;
•	decline in coal prices;
•	our liquidity, results of operations and financial condition;
•	regulatory and court decisions;
•	competition in coal markets;
•
changes in environmental laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers' coal usage, including potential carbon or greenhouse gas related legislation;

•	changes in safety and health laws and regulations and the ability to comply with such changes;
•	availability of skilled employees and other employee workforce factors, such as labor relations;
•	the inability of our third-party coal suppliers to make timely deliveries and the refusal by our customers to receive coal under agreed contract terms;
•	potential instability and volatility in worldwide financial markets;
•	future legislation and changes in regulations, governmental policies or taxes or changes in interpretation thereof;
•	inherent risks of coal mining beyond our control;
•	disruption in coal supplies;
•	the geological characteristics of the Powder River Basin, Central and Northern Appalachian coal reserves;
•	our production capabilities and costs;
•
our ability to integrate successfully operations that we have acquired or developed with our existing operations, including those of Massey Energy Company (“Massey”), as well as those operations that we may acquire or develop in the future, or the risk that any such integration could be more difficult, time-consuming or costly than expected;

•	our plans and objectives for future operations and expansion or consolidation;
•	the consummation of financing transactions, acquisitions or dispositions and the related effects on our business;
•	uncertainty of the expected financial performance of Alpha following the acquisition of Massey;
•	Alpha’s ability to achieve the cost savings and synergies contemplated by the acquisition of Massey within the expected time frame;
•	disruption from the acquisition of Massey making it more difficult to maintain relationships with customers, employees or suppliers;
•	the allocation of the acquisition price in connection with the acquisition of Massey to the net assets acquired in accordance with applicable accounting rules and methodologies;
•	the outcome of pending or potential litigation or governmental investigations, including with respect to the Upper Big Branch explosion;
•	our relationships with, and other conditions affecting, our customers, including the inability to collect payments from our customers if their creditworthiness declines;
•	reductions or increases in customer coal inventories and the timing of those changes;
•	changes in and renewal or acquisition of new long-term coal supply arrangements;
•	railroad, barge, truck and other transportation availability, performance and costs;
•	availability of mining and processing equipment and parts;
•	disruptions in delivery or changes in pricing from third party vendors of goods and services that are necessary for our operations, such as diesel fuel, steel products, explosives and tires;
•	our assumptions concerning economically recoverable coal reserve estimates;
•	our ability to obtain, maintain or renew any necessary permits or rights, and our ability to mine properties due to defects in title on leasehold interests;
•	our ability to negotiate new UMWA wage agreements on terms acceptable to us;
•	changes in postretirement benefit obligations, pension obligations and federal and state black lung obligations;
•	increased costs and obligations potentially arising from the Patient Protection and Affordable Care Act;
•	fair value of derivative instruments not accounted for as hedges that are being marked to market;
•	indemnification of certain obligations not being met;
•	continued funding of the road construction business, related costs, and profitability estimates;
•
restrictive covenants in our secured credit facility and the indentures governing the 6% senior notes due 2019, the 6.25% senior notes due 2021, the 2.375% convertible senior notes due 2015 and the 3.25% convertible senior notes due 2015;

•
certain terms of the 6% senior notes due 2019, the 6.25% senior notes due 2021, the 2.375% convertible senior notes due 2015 and the 3.25% convertible senior notes due 2015, including any conversions, that may adversely impact our liquidity;

•	our substantial indebtedness following the completed acquisition of Massey and potential future indebtedness;
•	our work force could become increasingly unionized in the future and our unionized or union-free hourly work force could strike;
•	significant or rapid increases in commodity prices;
•	our ability to obtain or renew surety bonds on acceptable terms or maintain self bonding status;
•	reclamation and mine closure obligations;
•	terrorist attacks and threats, and escalation of military activity in response to such attacks;
•	inflationary pressures on supplies and labor;
•	weather conditions or catastrophic weather-related damage; and
•
other factors, including the other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarters ended June 30 and September 30, 2011.

These and other risks and uncertainties are discussed in greater detail in Alpha’s and Massey’s Annual Reports on Form 10-K and other documents filed with the Securities and Exchange Commission. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for Alpha to predict these events or how they may affect the Company. Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued.  In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.